EXHIBIT 23.1
                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Annual Report on Form 10-K of Tri City Bankshares Corporation of our report dated February 9, 2005, relating to the consolidated financial statements of Tri City Bankshares Corporation as of and for the years ended December 31, 2004 and 2003, appearing in the Annual Report to Stockholders of Tri City Bankshares Corporation for the year ended December 31, 2004.

We consent to the incorporation by reference in Registration Statements No. 33-56886 on Form S-3 and No. 333-111617 on Form S-8 of Tri City Bankshares Corporation of our report dated February 9, 2005, relating to the consolidated financial statements of Tri City Bankshares Corporation as of and for the years ended December 31, 2004 and 2003, appearing in and incorporated by reference in this Annual Report on Form 10-K of Tri City Bankshares Corporation for the year ended December 31, 2004.

/s/ Virchow, Krause & Company, LLP


Milwaukee, Wisconsin
March 28, 2005